UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

December 14, 2015

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant's telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On December 14, 2015, the Board of Directors of Jamba, Inc. (the “Company”) made a decision to close certain underperforming and cash flow negative Company stores in the Chicago and New York markets. This action is part of an overall effort to reduce operating costs. In connection with the store closures, the Company on December 17, 2015 notified approximately 104 employees who will be terminated as a result of the store closures.

The Company currently estimates it will incur a pre-tax restructuring charge in fiscal fourth quarter of approximately $96,000, all of which is related to severance and retention costs estimated to be incurred in connection with the reduction in workforce. At the time of filing, the Company is unable in good faith to make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Current Report on Form 8-K with respect to the charges related to the lease terminations and other closing costs of these stores.  As permitted by Item 2.05 of Current Report on Form 8-K, the Company will file an amendment to this Current Report on Form 8-K within four business days after the Company is able to determine of such estimate or range of estimates.

This Current Report on Form 8-K includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects,” “plans,” or “estimates” or words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this report. These risks and uncertainties include, among other things, uncertainties regarding the timing of implementing the workforce reductions, store closures, lease terminations, and the amount of the related charges. Stockholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)(e)

On December 18, 2015, Julie Washington, Jamba Juice Company’s Senior Vice President and Chief Marketing and Innovation Officer informed the Company she intended to resign from her position. In consideration of Ms. Washington agreeing to remain in her position through April 30, 2016, Ms. Washington and Jamba Juice Company entered into a Release Agreement, dated December 18, 2015, whereby Ms. Washington would be entitled to certain additional benefits, in addition to those under the Executive Retention and Severance Plan adopted by the Company effective July 25, 2013, including (i) subject to approval by the Company’s Board of Directors, one year of accelerated vesting of outstanding stock options, restricted stock units and performance awards, (ii) a retention bonus equal to $25,000 and (iii) the employer portion of COBRA benefits for 12 months post-separation. Ms. Washington will also remain eligible to receive any payout under the Company’s management incentive plans for 2015, regardless of her date of separation.

The description of the Release Agreement is qualified in its entirety by the full text of the Release Agreement which is to be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: December 18, 2015	By:	/s/ Karen L. Luey
Karen L. Luey Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary